As filed with the Securities and Exchange Commission on August 13, 2003

Registration No. 333-58808

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIALIVE INTERNATIONAL, INC. (f/k/a Key3Media Group, Inc.)
(Exact Name of Registrant as Specified in Its Charter)

Delaware		95-4799962
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
5700 Wilshire Blvd., Suite 325 Los Angeles, CA 90036 (323) 954-6000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jeryl A. Bowers Vice President, General Counsel and Secretary Medialive International, Inc. 5700 Wilshire Blvd., Suite 325 Los Angeles, CA 90036 (323) 954-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David W. Ferguson Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2100

Approximate date of commencement of proposed sale to the public: From time to time after the original effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, check the following box. ☐

If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Medialive International, Inc. hereby withdraws from registration $75,000,000 worth of securities, consisting of an indeterminate amount of debt securities, subsidiary guarantees of debt securities, common stock, warrants, preferred stock and depository shares registered for sale hereon which have not been sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Los Angeles, State of California on August 13, 2003.

MEDIALIVE INTERNATIONAL, INC.

By:	/s/ Robert Priest-Heck
	Name:	Robert Priest-Heck
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Priest-Heck Robert Priest-Heck	Chief Executive Officer and Director	August 13, 2003

/s/ Peter Pastor Peter Pastor	Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	August 13, 2003

David Bauman	Director	August 13, 2003

/s/ Adam Stulberger Adam Stulberger	Director	August 13, 2003

/s/ Larry Sorrel Larry Sorrel	Director	August 13, 2003

James Hoch	Director	August 13, 2003

John Willinge	Director	August 13, 2003

/s/ Fredric D. Rosen Fredric D. Rosen	Director	August 13, 2003

3